Exhibit 23.10

CONSENT OF STATUTORY AUDITOR

I hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of my report dated February 21, 2003, relating to the financial statements which appears in Tubos de Acero de México, S.A.’s Annual Report on Form 20-F for the year ended December 31, 2002.

/s/ Enrique Osorno Heinze
Enrique Osorno Heinze

Mexico, D.F.
June 25, 2003

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